Registration  No.  333-102796

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          GEORGIAN BANCORPORATION, INC.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

           Georgia                                       58-2531498
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                3270 Florence Road, Powder Springs, Georgia 30127
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              (Address of principal executive offices and zip code)

                            2002 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)
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                                 Gordon R. Teel
                      Chairman and Chief Executive Officer
                          Georgian Bancorporation, Inc.
                               3270 Florence Road
                         Powder Springs, Georgia  30127
                         ------------------------------
                     (Name and address of agent for service)

                                 (770) 943-1400
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          (Telephone number, including area code, of agent for service)

     Approximate  date  of commencement of proposed sale to the public:  As soon
                                                                         -------
as  practicable  after  this  registration  statement  becomes  effective.
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     If  the  only  securities  being  registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                       CALCULATION OF REGISTRATION  FEE

-----------------------------------------------------------------------------------------------
Title of        Amount       Proposed Maximum    Proposed Maximum      Amount of
Securities to   to be        Offering Price      Aggregate Offering    Registration
be Registered   Registered   Per Share           Price                 Fee
--------------  -----------  ------------------  --------------------  ------------------------
Common Stock,   799,914
0.01 par value  shares (1)   $          9.80(2)  $   7,839,157.20 (3)  $                 993.22

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.
(2) Pursuant to Rule 457(h), because there is no trading market for the securities offered, the offering price per share is equal to the book value of the Registrant's common stock as of June 30, 2004.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

     This Registration Statement is being filed to register an additional 799,914 shares of Common Stock for issuance under the Plan. The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-102796) are incorporated herein by reference.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item  8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                              Description
-----                              -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1         Consent of counsel (included in Exhibit 5.1).

23.2         Consent of Porter Keadle Moore, LLP.

23.3         Consent of Mauldin & Jenkins, LLC.

24           Power  of  Attorney  (see  signature  pages  to  this  Registration
             Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Powder Springs, State of Georgia, on this 13th day of July, 2004.


                                       GEORGIAN  BANCORPORATION,  INC.

                                       By:  /s/  Gordon R. Teel
                                          --------------------------------------
                                            Gordon R. Teel
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Gordon R. Teel true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 13, 2004.

      Name                     Position
      ----                     --------

/s/  Gordon R. Teel            Chairman and Chief Executive Officer
----------------------         (principal executive officer)
Gordon R. Teel


/s/  Philip  Ekern             Senior Vice President and Chief Financial Officer
----------------------         (principal accounting officer)
Philip  Ekern


                    [Signatures continue on following page]

                    [Signatures continued from previous page]

     Name                      Position
     ----                      --------

/s/  Kenneth L. Barber         Vice Chairman and Director
----------------------
Kenneth L. Barber


/s/  Fred Bentley, Jr.         Director
----------------------
Fred Bentley, Jr.


/s/  Lynn  Darby               Director
----------------------
Lynn  Darby


/s/  Andrew Head               Director
----------------------
Andrew Head


/s/  John O. Knox              Director
----------------------
John O. Knox


/s/  Adams D. Little           Director
----------------------
Adams D. Little


                               Director
Taylor Smith


/s/  J.C. Wallace, Jr.         Director
----------------------
J.C. Wallace, Jr.


/s/  L. Charles Watts          Director
----------------------
L. Charles Watts

                                  EXHIBIT INDEX


Exhibit
  No.                              Description
-----                              -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1        Consent of counsel (included in Exhibit 5.1).

23.2        Consent of Porter Keadle Moore, LLP.

23.3        Consent of Mauldin & Jenkins, LLC.

24          Power  of  Attorney  (see  signature  pages  to  this  Registration
            Statement).